Commission File No. 000-51140

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14C INFORMATION

                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934

Check the appropriate box:

[ ]  Preliminary Information Statement
[ ]  Confidential  for  Use  of  the  Commission  Only  (as  permitted  by  Rule
     14c-5(d)(2))
[X]  Definitive Information Statement

                                JUMP'N JAX, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in its Charter)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

                  (1) Title of each class of securities to which transaction applies: n/a

                  (2) Aggregate number of securities to which transaction applies: n/a

                  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): n/a.

                  (4) Proposed maximum aggregate value of transaction: n/a

         (5) Total fee paid: -0-

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount Previously Paid:

         (2) Form, Schedule or Registration Statement No.:

         (3) Filing Party:

         (4) Date filed:


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                                 JUMP'N JAX, INC
                              3270 South 1100 West
                           South Salt Lake, Utah 84119

NOTICE OF ACTION TAKEN BY WRITTEN CONSENT OF OUR MAJORITY STOCKHOLDERS

Dear Stockholders of Jump'n Jax., Inc.:

     We are writing to advise you that our board of directors unanimously approved and authorized a one share for 12 shares reverse stock split of our outstanding common stock. Our two largest stockholders, controlling approximately 88% of our outstanding shares of common stock, have also approved by written consent the reverse stock split.

     Following the appropriate notification to our stockholders, our board will take all requisite and necessary action to facilitate the reverse stock split. We anticipate that the reverse split of our common stock will be effected on or about October 10, 2005.

     No action is required by you. The accompanying information statement is furnished only to inform stockholders of the action taken by written consent described above before it takes effect in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934.

     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

     Please note that the controlling stockholders of Jump'n Jax have voted to approve the reverse stock split. The number of votes held by the controlling stockholders is sufficient to satisfy the stockholder vote requirement for this action and no additional votes will consequently be needed to approve the action. The accompanying information statement is for information purposes only and explains the action taken by written consent. Please read the accompanying information statement carefully.

September 16, 2005            Very truly yours,

                              /s/ Lane S. Clissold
                              ----------------------------------
                              Lane S. Clissold, Acting President

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                                 JUMP'N JAX, INC
                              3270 South 1100 West
                           South Salt Lake, Utah 84119

                              INFORMATION STATEMENT

                  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
                          REQUESTED NOT TO SEND A PROXY

                                  INTRODUCTION

This Information Statement is being furnished to stockholders of JUMP'N JAX, INC, a Utah corporation, (the "Company," the "Corporation," "JUMP'N JAX, INC," "we," "our," "us" or words or similar import), regarding the recapitalization of our common stock in the form of a one(1) for twelve(12) reverse stock split, ("Reverse Stock Split"), with special treatment for certain of the Company's stockholders to preserve round lot stockholders, whereby stockholders of at least 100 shares, but less than 1,200 shares of the Company's stock shall not have their holdings reduced below 100 shares.

REVERSE SPLIT OF COMMON STOCK

On August 30, 2005, holders representing approximately 88.51% of the outstanding voting securities of the Company took action by written consent to authorize a reverse split to reduce the number of shares of outstanding common stock at the rate of one (1) share for every twelve (12) shares of common stock then outstanding. Also on August 30, 2005, the board of directors authorized the reverse split.

The reverse split will change neither the number of authorized shares of common stock nor the par value per share of common stock. None of the rights of the common stock are being changed as a result of the reverse split and, therefore, the rights of the holders of common stock will remain unchanged, including the right of one vote for each share of common stock in any action requiring a vote of the holders of common stock, the right to liquidation proceeds after any preference shares, and the right to receive dividends when and if declared by the board of directors.

SPECIAL TREATMENT OF CERTAIN SHAREHOLDERS

In order to preserve round lot stockholders, stockholders holding 100 shares or more, but less than 1,200 shares shall own 100 shares after the reverse split. This special treatment is in effect up until the time of the effective date of the Reverse Split, which is approximately October 10, 2005.

REASONS FOR THE AUTHORIZATION OF ONE FOR TWELVE REVERSE STOCK-SPLIT
-------------------------------------------------------------------

On August 18, 2005, our President and Chief Executive Officer resigned as a director and executive officer. With the resignation of Mr. Wheeler, we must find someone to replace him to oversee our day-to-day business operations. Until such time, we will have to rely on independent contractors to maintain our ongoing business activities.

Because of the resignation of Mr. Wheeler and the recent decline in our revenues, the board has determined that in the best interest of the company and our stockholders, we should begin to explore the possibility of alternative businesses in which the company may become engaged. In the past we have relied upon funds from our two remaining directors to help finance our operations and to maintain our liquidity. Because of the current situation, there can be no assurance that our directors will continue to provide the necessary capital to maintain our viability as a going concern.

Thus, we have decided to continue our current business of leasing inflatable balloon bounce houses for parties and outdoor activities in Southern Utah. However, because of the uncertainty of our business, we will begin to look at other businesses and business opportunities. There can be no assurance that we can continue as a going business concern or that we will be successful in becoming engaged in a new business enterprise.

In looking at possible new business ventures, we may seek out and investigate possible business opportunities for the purpose of possibly acquiring or merging with one or more business ventures. At this time, we do not intend to limit our search to any particular industry or type of business. As of the date hereof, we have not identified any possible new business venture, nor have we entered into an arrangement or agreement regarding any new business. However, it is likely that if we enter into an acquisition or merger agreement to acquire a new business, there may be a change in control of our company and our shareholders may experience substantial dilution in their stockholdings.

Our board of directors believes that the proposed reverse stock split will make our capital structure more attractive to prospective business ventures in the event we locate one or more business opportunities to acquire or merge with. Although it is generally expected that a reverse split will result in a proportionate increase in the market price of the split shares, because of lack of trading in our shares there can be no assurance that our common stock will trade at a multiple of 12 times our current price, or that any price increase will be sustained. If the market price of our stock declines after the implementation of the reverse split, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would be the case in the absence of the reverse split.

The possibility exists that the reduction in the number of outstanding shares will adversely affect the market for our common stock by reducing the relative level of liquidity. Consequently, there can be no assurance that the reverse split will achieve the results outlined above.

Any new shares issued in connection with the reverse split will be fully paid and non-assessable. The number of stockholders will remain unchanged as a result of the reverse split. The reverse split will decrease the number of outstanding common shares but will not materially affect any stockholder's proportionate interest in our company prior to the closing of the merger, except for minor differences resulting from the rounding up of fractional shares and the rounding up to 100 shares for those shareholders presently owning less than 1,200 shares. The par value of our common stock will remain unchanged. While the aggregate par value of our outstanding common stock will be decreased, our additional paid-in capital will be increased by a corresponding amount. Therefore, the reverse split will not affect our total stockholders' equity. All share and per share information will be retroactively adjusted to reflect the reverse split for all periods presented in our future financial reports and regulatory filings.

Following the reverse split, we will have issued and outstanding approximately 602,000 shares of common stock, without giving effect to the rounding of shares. We will have the corporate authority to issue approximately an additional 49.4 million shares of authorized, but unissued common stock, which may be issued without stockholder approval at any time, in the sole discretion of our board of directors. The authorized and unissued shares may be issued for cash, to acquire property or for any other purpose that is deemed in the best interests of our company. Any decision to issue additional shares will reduce the percentage of our stockholders' equity held by our current stockholders and could dilute our net tangible book value. We will not become a private company as a result of the reverse split, we expect that our common stock will continue to be quoted on the OTC Bulletin Board and we plan to continue to file reports with the SEC under the Exchange Act.

-----------------------------

APPROXIMATE DATE OF MAILING:  September 16, 2005

We anticipate that the Reverse Stock Split will become effective on the later of the opening of business on October 10, 2005, or a date that is at least 21 days from the mailing of this Information Statement to our stockholders.

The Reverse Stock Split and actions required to effect it are the only matters covered by this Information Statement.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer, or nominee, or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed adoption of the Re-capitalization of Common Stock that is not shared by all other stockholders.

No director has opposed these actions.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Voting Securities.

If a meeting were required to have been held regarding the Reverse Stock Split, each share of our common stock would have been entitled to one vote. The number of outstanding shares of our common stock at the close of business on August 30, 2005, the record date for determining our stockholders who would have been entitled to notice and to vote, was 7,224,170.

Security Ownership of Principal Holders and Management.

     The following table sets forth certain information as of August 30, 2005, regarding current beneficial ownership of the shares of our common stock by (i) each person known by us to own more than 5% of the outstanding shares of our common stock, (ii) each of our executive officers and directors, and (iii) all of our executive officers and directors as a group. Except as noted, each person has sole voting and sole investment or dispositive power with respect to the shares owned. The information presented is based upon 7,224,170 outstanding shares of common stock.

Name                       Position Held          Shares Owned           %
----                       -------------          ------------        -------

James Wheeler(1)           President                 114,000           1.58%

Lane Clissold(1)           Vice President            3,134,000         43.38%

Steven Moulton(1)          Secretary/Treasurer       3,134,000         43.38%

Excel Properties(1)(2)     Stockholder               12,000            <1%

Totals

All executive officers and directors                 6,394,300         88.51%
of our Company as a group (3 persons)

(1) These stockholders have consented to one for twelve reverse stock split and constitute the "Majority Stockholders" referenced herein in that respect.

(2) Steven Moulton is considered the beneficial owner of the stock held by Excel Properties.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates

The Company will file an Amendment to our Articles of Incorporation (the "Amendment"), see Appendix A, with the Division of Corporations of the State of Utah to make the Reverse Split effective. It is anticipated that the Amendment will be filed on October 10, 2005, which is the first business day that is at least 21 days after this Information Statement is first mailed to stockholders (the "Effective Date"). Beginning on the Effective Date, each certificate representing Old Shares will be deemed for all corporate purposes to evidence ownership of New Shares. The text of the Amendment to effect the Reverse Split, will be in substantially the form attached hereto as Appendix A; provided, however, that the text of the form of Amendment to our Articles attached hereto
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

is subject to modification to include such changes as may be required by the Division of Corporations of the State of Utah and as the Board of Directors deems necessary and advisable to effect the Reverse Split, including the insertion of the Effective Date.

As soon as possible after the Effective Date, stockholders will be notified that the Reverse Split has been effected. The Company's transfer agent, OTC Stock Transfer, Inc., will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of Old Shares will be asked to surrender to the exchange agent certificates representing Old Shares in exchange for certificates representing New Shares in accordance with the procedures to be set forth in the letter of transmittal the Company sends to its stockholders. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder's outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the exchange agent. Any Old Shares submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will automatically be exchanged for New Shares.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

No Dissenters' Rights

Under the law of the State of Utah, the Company's stockholders are not entitled to dissenters' rights with respect to the Reverse Split, and the Company will not independently provide stockholders with any such right.

REVERSE SPLIT OF OUR COMMON STOCK AND VOTE REQUIRED FOR APPROVAL

The Company is incorporated under the laws of the State of Utah. Under Utah law, each holder of common stock is entitled to one vote in person or by proxy for each share of common stock in his or her own name on the books of the Company on any matter submitted to the vote of stockholders at any meeting of the stockholders. However, Utah law also provides that any action that may be taken at any stockholders' meeting may be taken by written consent of the requisite number of stockholders required to take such action. Approval of the Reverse Split required the written consent of the holders of a majority of the Company's outstanding common stock.

Our officers and Directors, James Wheeler, Lane Clissold and Steven Moulton, voting as a group and representing 88.51% of the issued and outstanding common shares of the Company consented to the one for twelve reverse stock split and the required Amendment to our Articles of Incorporation.

Effective Date of Stock Re-Capitalization
-----------------------------------------

The effective date of the reverse stock split will be on the latter of the opening of business on October 10, 2005, or 21 days from the mailing of this Information Statement to our stockholders.

                                     NOTICE

THE MAJORITY STOCKHOLDERS OF OUR COMPANY, WHO HAVE CONSENTED TO THE ONE FOR TWELVE REVERSE-STOCK SPLIT, OWN IN EXCESS OF THE REQUIRED NUMBER OF OUR OUTSTANDING VOTING SECURITIES TO ADOPT THESE AMENDMENTS UNDER UTAH LAW, AND HAVE DONE SO. NO FURTHER CONSENTS, VOTES OR PROXIES ARE NEEDED, AND NONE ARE REQUESTED.

        BY ORDER OF THE BOARD OF DIRECTORS

September 16, 2005

/s/ Lane S. Clissold
----------------------------------
Lane S. Clissold, Acting President



                                      -8-


Appendix A: Certificate of Amendment

ARTICLE IV - CAPITAL STOCK

     (1) Capitalization. The Corporation shall have the authority to issue 50,000,000 shares of stock having a par value of One Mil ($0.001). All stock of the Corporation shall be of the same class and shall have the same rights and preferences. Fully paid stock of this Corporation shall not be liable for further call or assessment. The authorized trading shares shall be issued at the discretion of the Directors.

     (2) Effective the opening of business on October 10, (the "Effective Time") each one (1) share of the Common Stock of the Company issued and outstanding immediately prior to the Effective Time ("Old Common Stock") shall automatically be converted, without any action on the part of the holder thereof, into one-twelfth (1/12) of one (1) share of fully paid and nonassessable Common Stock of the Company ("New Common Stock"), subject to the treatment of fractional shares interests described below.

     (3) Following the Effective Time, each holder of Old Common Stock shall be entitled to receive upon surrender of such holder's certificate(s)representing Old Common Stock (whether one or more, "Old Certificates") for cancellation pursuant to procedures adopted by the Company, a certificate(s)representing the number of whole shares of New Common Stock (whether one or more, "New Certificates") into which and for which the shares of Old Common Stock formerly represented by such Old Certificates so surrendered are reclassified under the terms hereof. From and after the Effective Time, Old Certificates shall represent only the right to receive New Certificates, as provided below.

     (4) No fractional shares of Common Stock of the Company shall be issued. No stockholder of the Company shall transfer any fractional shares of Common Stock of the Company. The Company shall not recognize on its stock record books any purported transfer of any fractional share of Common Stock of the Company. In lieu of the issuance of any fractional shares that would result from paragraph
(3) above, the Company shall issue to any shareholder that would otherwise receive fractional shares one whole share, the additional shares thereby issued being taken from authorized but theretofore unissued shares of Common Stock of the Company.

     (5) Stockholders holding 100 shares or more, but less than 1,200 shares shall own 100 shares after the effect of the reverse split.

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